As filed with the Securities and Exchange Commission on ______, 2010


                                               Commission File No. 333- 122009

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-1
                                 Amendment No. 3


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                                 NAPRODIS, INC.
               (Exact name of registrant as specified in charter)

          Nevada                         2834                    33-0903494
--------------------------     --------------------------   -------------------
(State or other jurisdiction   (Primary Standard Classi-     (IRS Employer
of incorporation)               fication Code Number)          I.D. Number)



               1300 Danielson St., Suite K 13250 Gregg St Suite F

                                 Poway, CA 92064
                                 (858) 486-8655
            --------------------------------------------------------
         (Address and telephone number of principal executive offices)


               1300 Danielson St., Suite K 13250 Gregg St Suite F

                                 Poway, CA 92064
            --------------------------------------------------------
         (Address and telephone number of principal executive offices)


                               Paul Pettitt Petit
              1300 Danielson St., Suite K 13417 Orange blossom Lane

                                 Poway, CA 92064
                                 (858) 486-8655
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

 As soon as practicable after the effective date of this Registration Statement
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer    [ ]           Accelerated filer          [ ]

Non-accelerated filer      [ ]           Smaller reporting company  [X]
(Do not check if a smaller
 reporting company)

                        CALCULATION OF REGISTRATION FEE

Title of each                      Proposed    Proposed
 Class of                          Maximum       Maximum
Securities          Securities     Offering     Aggregate        Amount of
   to be               to be       Price Per    Offering      Registration
Registered          Registered     Share (1)     Price             Fee
----------          ----------     ---------   -----------     --------------


Common stock (2)    3,500,000         $0.15       $525,000


------------------------------------------------------------------------------
Common Stock (3)    1,150,000         $0.15       $172,500
------------------------------------------------------------------------------


Total                                             $697,500          $39


------------------------------------------------------------------------------

(1) Offering  price  computed in  accordance  with Rule 457 (c).
(2) Shares of common stock offered by the Company.
(3) Shares of common stock offered by selling shareholders

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance as a result of any stock dividends, stock splits or similar transactions.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                                 NAPRODIS, INC.

                                  Common Stock

                                4,650,000 shares

      By means of this prospectus we are offering for sale up to 3,500,000 shares of common stock at a price of $0.15 per share.


      The shares we are offering will be sold directly by our executive officers. We will not pay any commissions or other form of remuneration in connection with the sale of these shares.


      The offering of our shares is being conducted on a "self-underwritten" basis. There is no minimum number of shares required to be sold. All proceeds from the sale of these shares will be delivered directly to us and will not be deposited in any escrow account. If all shares are sold, we will receive gross proceeds of $525,000. We plan to end the offering on December 31, 2010. However, we may, at our discretion, end the offering sooner or extend the offering until January 31, 2011.

      If and when our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, and after we terminate our offering, a number of our shareholders may also offer to sell, by means of this prospectus, up to 1,150,000 shares of our common stock at a price of $0.15 per share. The shares owned by the selling shareholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      We will not receive any proceeds from the sale of the common stock by the selling stockholders. We will pay for the expenses of this offering, which are estimated to be $95,000, of which approximately $84,000 has been paid as of the date of this prospectus.

      As of the date of this prospectus there was no public market for our common stock. As of the date of this prospectus, an application had not been made to have our common stock quoted on the OTC Bulletin Board.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                 The date of this prospectus is _______________

                                     SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED DESCRIPTIVE INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND SHOULD CONSIDER, AMONG OTHER FACTORS, THE MATTERS SET FORTH UNDER THE "RISK FACTORS."

Naprodis, Inc.


      We were incorporated in Nevada in June 1999. Since September 2000 we have been in the business of developing, manufacturing and marketing nutritional and personal care products. Our executive offices are located at 13000 Danielson St., Suite J, 13250 Gregg St. Suite F Poway, CA 92064. Our telephone number is
(858) 486-8655.

      As of July 31, 2010, we had 4,990,000 outstanding shares of common stock.


      Our website is:  www.naprodis.com.

The Offering

By means of this prospectus:


     We are offering to sell up to 3,500,000 shares of common stock at a price of $.15 per share, and

      If and when our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, and after we terminate our offering, a number of our shareholders may offer to sell, by means of this prospectus, up to 1,150,000 shares of common stock at a price of $0.15 per share. The shares owned by the selling shareholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.


      We intend to use the net proceeds from the sale of the shares we are offering for general and administrative expenses, purchase of inventory, research and development, marketing, and new equipment.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and the need for additional capital. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from our projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect our business and this offering. These risk factors discuss all material risks which pertain to an investment in our Company. If any of the risks discussed below materialize, our common stock could decline in value or become worthless.

Risk Factors Related to this Offering


      AS OF THE DATE OF THIS PROSPECTUS THERE WAS NO PUBLIC MARKET FOR OUR COMMON STOCK AND IF NO PUBLIC MARKET DEVELOPS, PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS MAY BE UNABLE TO SELL THEIR SHARES. Although we plan to have our shares quoted on the OTC Bulletin Board after the termination of our offering, we may not be successful in this regard. Even if a public market for our common stock develops, trading may be sporadic and the quoted price for our common stock could be volatile.

      SHOULD A MARKET FOR OUR COMMON STOCK EVER DEVELOP, DISCLOSURE REQUIREMENTS PERTAINING TO PENNY STOCKS MAY REDUCE THE LEVEL OF TRADING ACTIVITY IN THE MARKET FOR OUR SHARES AND INVESTORS MAY FIND IT DIFFICULT TO SELL THEIR SHARES. Trades of our common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

      BECAUSE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, THE PRICE FOR THE SHARES WE ARE OFFERING WAS ARBITRARILY ESTABLISHED, DOES NOT BEAR ANY RELATIONSHIP TO OUR ASSETS, BOOK VALUE OR NET WORTH, AND MAY BE GREATER THAN THE PRICE WHICH INVESTORS IN THIS OFFERING MAY RECEIVE WHEN THEY RESELL OUR SHARES. Accordingly, the offering price of our common stock should not be considered to be any indication of the value of our shares. The factors considered in determining the offering price include our future prospects and the likely trading price for our common stock if a public market ever develops.


      EVEN IF ALL SHARES OFFERED BY THIS PROSPECTUS ARE SOLD, OUR PRESIDENT AND A COMPANY AFFILIATED WITH ONE OF OUR DIRECTORS WILL OWN APPROXIMATELY 58% OF OUR OUTSTANDING SHARES AND WILL BE ABLE TO CONTROL ALL ASPECTS OF OUR OPERATIONS. As a result, investors in this offering will not have the ability to elect any of our directors or to adopt any resolution at any meeting of our shareholders.

      THE ISSUANCE OF PREFERRED STOCK COULD BE DETRIMENTAL TO THE HOLDERS OF OUR COMMON STOCK. Our directors have the authority, without shareholder approval, to issues shares of preferred stock in one or more series and to establish the voting powers, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to our shareholders generally, and would have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management.

     THE PRICE OF THE STOCK PURCHASED BY INVESTORS MAY BE NEGATIVELY IMPACTED BECAUSE THERE IS NO MINIMUM AMOUNT OF SHARES TO BE SOLD PURSUANT TO THIS OFFERING.


Risk Factors Related to our Business


      OUR FAILURE TO OBTAIN CAPITAL MAY SIGNIFICANTLY RESTRICT OUR PROPOSED OPERATIONS. We need additional capital to expand our business. Our offering is being conducted on a "best efforts" basis. There is no minimum amount which is required to be raised in our offering and all proceeds from the sale of the shares will be delivered to us. If only a small number of shares are sold the amount received from this offering may provide us little benefit. Even if all shares offered are sold, we may need additional capital. Our issuance of equity or equity-related securities to raise capital will dilute the ownership interest of existing shareholders.

      WE RELY ON TWO CUSTOMERS FOR A SIGNIFICANT AMOUNT OF OUR SALES AND THE LOSS OF EITHER OF THESE CUSTOMERS WOULD HURT OUR BUSINESS. During the year ended August 31, 2009 and the nine months ended May 31, 2010 two customers accounted for 91 % and 91__%, respectively, of our total revenues. Either or both of these customers could at any time choose to buy products and services from any of our competitors.

      OUR FUTURE SALES COULD BE AFFECTED BY A NUMBER OF FACTORS WHICH ARE BEYOND OUR CONTROL. We may have difficulty increasing our sales as the business of developing and distributing nutritional and personal care products is highly competitive. Many of our competitors are substantially larger than we are and have greater financial resources and broader name recognition. The nutritional supplement market may not be as large as we think and expected growth in this market may not continue. A decline in the sales of nutritional supplements could have a material averse effect on our business.


      NONE OF OUR PRODUCTS ARE PROTECTED BY PATENTS AND COMPETITORS COULD POTENTIALLY COPY OUR PRODUCTS. The labeling regulations governing our nutritional supplements require that the ingredients of our products be precisely and accurately indicated on product containers. Accordingly, patent protection for nutritional supplements often is impractical given the large number of manufacturers which produce nutritional supplements having many active ingredients in common. Additionally, the nutritional supplement industry is characterized by rapid change and frequent reformulations of products as the body of scientific research and literature refines current understanding of the application and efficacy of certain substances and interactions among various substances. Our efforts to protect our trade secrets and other intellectual property may not be successful. In addition third parties may assert claims against us for infringement of the proprietary rights of others. If an infringement claim is asserted, we may be required to obtain a license of such rights, pay royalties on a retrospective or prospective basis or terminate the manufacturing and marketing of our products that are alleged to have infringed. Claims from third parties or litigation involving infringement claims could result in substantial costs and diversion of management and other resources and could have a material adverse effect on our business, financial condition and operating results.

      THE LOSS OF OUR PRESIDENT WOULD ADVERSELY AFFECT OUR BUSINESS. We depend on the services of our founder, Dr. Paul Petit who serves as our President and Chief Executive Officer. We do not have an employment agreement with Dr. Petit and we do not carry key man life insurance on Dr. Petit. The loss or limitation of Dr. Petit's services would have a material adverse effect upon our business, financial condition and results of operations.


      SINCE WE HAVE NO FORMAL AGREEMENTS WITH OUR MANUFACTURERS AND SUPPLIERS, THE TERMS OF SUCH INFORMAL AGREEMENTS MAY CHANGE WHICH COULD NEGATIVELY AFFECT OUR REVENUES.
l


                       DILUTION AND COMPARATIVE SHARE DATA


      As of July 31, 2010 we had 4,990,000 outstanding shares of common stock, which had a book value as of that date of approximately $0.03 per share. If all shares we are offering are sold (of which there can be no assurance), investors will own 3,500,000 shares or approximately 46% of our common stock, for which they will have paid $525,000 and our present shareholders will own approximately 54% of our common stock. If less than all shares offered are sold, the percentage ownership of the investors in this offering will be less and the dilution to the investors will be grater than if all shares offered were sold.

      The following table illustrates per share dilution and the comparative stock ownership of our stockholders as compared to the investors in this offering, based upon the number of shares sold.


   Shares outstanding as of July 31, 2010          4,990,000    4,990,000       4,990,000       4,990,000

   Shares to be sold in this offering                500,000    1,000,000       2,000,000       3,500,000

   Shares to be outstanding upon completion
      of offering                                  5,490,000    5,990,000       6,990,000       8,490,000

   Tangible book value per share at as of
      July 31, 2010                                    $0.02        $0.02           $0.02           $0.02

   Offering price, per share                           $0.15        $0.15           $0.15           $0.15

   Net tangible book value after offering              $0.03        $0.04           $0.06           $0.08

   Dilution to investors in this offering              $0.12        $0.11           $0.09           $0.07

   Gain to existing shareholders                       $0.01        $0.02           $0.04           $0.06

   Equity ownership by investors in this offering        11%          19%             33%             46%

   Equity ownership by present shareholders
      after this offering                                89%          81%             67%             54%


      We do not have any outstanding options, warrants or similar securities which could allow for the purchase of additional shares of our common stock.

                                 USE OF PROCEEDS

      The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold:


                                             Gross Offering Proceeds
                                    -------------------------------------------
                                    $75,000    $150,000   $300,000  $525,000

General and administrative expenses    4000      18,000     97,000   195,000
Purchase of raw materials            25,000      50,000     95,000   125,000
Marketing                            20,000      40,000     60,000   125,000
Research and development              5,000       6,000      7,000    14,000
Manufacturing equipment and
   building improvements             10,000      25,000     30,000    55,000
Offering Expenses                    11,000      11,000     11,000    11,000
                                  ---------  ----------    -------   -------

                                   $ 75,000    $150,000   $300,000  $525,000
                                   ========    ========   ========  ========


      If less than $75,000 is raised in this offering, the offering proceeds will be allocated in the following priority:

     o    Offering Expenses                                       11,000
     o    General and administrative expenses                       4000
     o    Purchase of raw materials                               25,000
     o    Research and development                                 4,000
     o    Marketing                                               15,000
     o    Manufacturing equipment and building improvements        5,000

      The total estimated expenses of this offering are approximately $119,000. As of July 31, 2010 we had paid approximately $109,337 of these expenses with cash which we received from the private sale of our common stock ($115,000). The remaining expenses of this offering will be paid from the proceeds of this offering and cash generated from our operations.

      During the twelve months ended August 31, 2009 and the nine months ended July 31, 2010, approximately 85% and 83%, respectively, of our gross product sales were derived from the sale of the products which we manufactured. If at least $ 150,000_ is raised in this offering, we will purchase additional equipment and improve our manufacturing facility so that we eventually will be able to manufacture products which would represent approximately 90% of our gross sales.


      None of the proceeds from this offering will be used to pay any amounts owed to any officer or director or to any entity affiliated with any officer or director.

      The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by us. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.


      We anticipate that our capital requirements for the twelve months ending August 31, 2011 will be approximately $150,000. See "Management's Discussion and Analysis and Plan of Operation" for more information concerning our anticipated capital requirements.


      There is no commitment by any person to purchase any of the shares of common stock which we are offering and there can be no assurance that any shares will be sold.


        As of the date of this prospectus we did not have any commitments from any person to provide us with any additional capital and there can be no assurance that additional capital will be available to us in the future.


      Pending expenditure of the proceeds of the offering substantially in the manner described above, we will make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations and/or money market instruments.

                            MARKET FOR COMMON STOCK.

      Our common stock is not quoted on any exchange and there is no public trading market.


      As of July 31, 2010, we had 4,990,000 outstanding shares of common stock and nine shareholders of record. We do not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of our capital stock.


      Holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors. The Board of Directors is not obligated to declare a dividend. No dividends have ever been declared and we do not anticipate or intend upon paying dividends for the foreseeable future.

      Our Articles of Incorporation authorize our Board of Directors to issue up to 10,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow our directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by our management.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS


        Material changes of certain items in our Statement of Operations for the year ended August 31, 2009, as compared to the same period last year, are discussed below:


                       Increase (I)
Item                  or Decrease (D)    Reason


Revenues                    I            Opened new store orders with new line

Salaries and wages          I            Hired additional employees to fill and
                                         ship orders

Other general and           I            Increased administrative activity
administrative expenses                  associated with increased sales and the
                                         management of employees.

      Material changes of certain items in our Statement of Operations for the nine months ended May 31, 2010, as compared to the same period last year, are discussed below:



                         Increase (I)
Item                    or Decrease (D)  Reason


Revenues                     I           Opened new store orders with new line

Gross Profit as a percent
 of total revenue            I           Increased in-house manufacturing

Salaries and Wages           I            Additional employees required to fill
                                          and ship orders and increase in wages.

Other general and
 administrative expenses     I            New  facility  required to expand our
                                          line and  increase our manufacturing
                                          capabilities


      The following is an explanation of our material sources and (uses) of cash during the years ended August 31, 2009 and 2008:

                                                 2009             2008
                                                 ----             ----

      Cash provided by operations              $18,136          $16,833
      Purchase of equipment                    (13,278)          (8,827)
      Bank overdraft                            (5,182)           5,182
      Loans from related party________          15,755            5,951
      Payment of amounts owed to Paul Petit     (6,000)         (26,219)

      The following is an explanation of our material sources and (uses) of cash during the nine months ended May 31, 2010 and 2009:

                                                 2010             2009
                                                 ----             ----

      Cash provided by operations              $ 5,116          $18,136
      Purchase of equipment                     16,160          (13,275)
      Bank overdraft                                 0           (5,182)
      Loan from related party                   27,347           15,755
      Payments of amounts owed to Paul Pettitt       0           (6,000)

      We do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on our sales, revenues or income from continuing operations, or liquidity and capital resources.

      The total estimated expenses of this offering are approximately $119,000. As of July 31, 2010 we had paid approximately $109,337 of these expenses with cash which we received from the private sale of our common stock ($115,000). The remaining expenses of this offering will be paid from the proceeds of this offering or cash from generated from our operations. As of July 31, 2010 we had cash on hand of approximately $14,000.

      During the twelve months following the date of the prospectus, we plan to expand our manufacturing facility, at a cost of approximately $35,000.

      For at least one year following the date of this prospectus we will have expenses, which we estimate will be at least $25,000, associated with preparing reports on Forms 10-Q and 10-K.

      If less than $150,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to change our business plan. We do not have any plans, arrangements or agreements to sell or merge with another company.


                                    BUSINESS

General

      We were incorporated in Nevada in June 1999.

      Since September 2000 we have been in the business of selling nutritional and personal care products. We distribute our products primarily through private label resellers and through spas, beauty salons, health professionals, and health and beauty stores. As of the date of this prospectus our products were being sold in the United States and Canada along with several foreign countries. We rely upon referrals from our customers and our website to market our products. We are not a blank check company required to comply with Rule 419 of the Securities and Exchange Commission.


      Although we sell more than 400 products, sales of the following products represented the largest amount of our gross product sales during the year ended August 31, 2009 and the nine months ended May 31, 2010.


Product Name               Description

Aromune Water-based drink additive. Aromune contains oils which can potentially enhance the immune response of the body.


Nelboma Liniment Oil which is applied to skin to reduce inflammations

Regenerative Cream         Moisturizing face cream

Bronathome                 Throat spray to treat infections

Green Clay Clay applied to skin to drain and detoxify tumors, abscesses and cysts.

Sulfate-Free Shampoo       Organic and Ecocert approved ingredients with no
                           sulfates

Wet Shave Paste            Men's shaving cream.

Oblige by Nature           New line of organic Personal Care Products

Kinarome                   New line of Aromatherapy products (4 products)


      We manufacture all of the products listed above, with the exception of the Regenerative Cream and Eye cream. These two products are supplied to us by unrelated third parties.

     During the year ended August 31, 2009, and the nine months ended May 31, 2010, none of our customers accounted for more than 5% of our total revenues.


      Our products include nutritional supplements that are made from vitamins, minerals, herbs and other substances for which there is a long history of human consumption. Some of our products contain innovative ingredients or combinations of ingredients. Although we believe all of our products to be safe when taken as directed, there is little long-term experience with human consumption of certain of these product ingredients or combinations of ingredients in concentrated form. We conduct research and test the formulation and production of our products, but we have not performed or sponsored any clinical studies relating to our products. Furthermore, because we are highly dependent on consumers' perception of the efficacy, safety and quality of our products, as well as similar products distributed by other companies, we could be adversely affected in the event those products should prove or be asserted to be ineffective or harmful to consumers or in the event of adverse publicity associated with illness or other adverse effects resulting from consumers use or misuse of our products or a competitor's similar products.

Manufacturing and Product Supply


      Our manufacturing facility is located in Poway, California and consists of 12,000 square feet of space. During the twelve months ended August 31, 2009 and the nine months ended May 31, 2010, approximately 85_% and 87_% respectively, of our gross product sales, with the exception of sales of raw materials, were derived from the sale of products which we manufactured.


      We believe that our ability to manufacture a significant portion of our products is an advantage for the following reasons:

        o We are able to better control the quality of raw materials and the purity and potency of finished products.

        o We can more reliably monitor the manufacturing process to reduce the risk of product contamination, and

        o We believe we can continually lower the costs associated with manufacturing our products.


      We use Manley Herbals to manufacture most of our products. Manley Herbals is located in San Francisco and is not affiliated with us. We do not have any written agreements with Manley Herbals or Joint Adventure Co.

      If we can raise approximately $525,000 from this offering, or from other sources, we plan to purchase additional equipment and improve our manufacturing facility so that we eventually will be able to manufacture products which would represent approximately 90% of our gross sales.

      None of the ingredients to any of our products is proprietary. Most of the raw ingredients used in the manufacture of our products are available from a number of suppliers. We have not generally experienced difficulty in obtaining necessary quantities of raw ingredients for our products and we believe that alternative sources of raw materials are readily available. We do not have any agreements with any company to supply us with the raw ingredients we need to manufacture our products.

      We can customize our products depending on the preferences of our customers. To customize a product, we will normally add or remove essential oils or botanic extracts from our standard products. For large customers, we can produce any product desired from raw materials available to us.

Distribution

      We sell our products through the following channels:


     Private Label Resellers -    Our products are sold to spas, beauty salons
                                  and other companies that repackage the
                                  products under their own label.


     Bulk Distribution -          Raw materials used in our products are sold
                                  to spas, beauty salons, health professionals and health and beauty stores.

     Internet -                   Sales are made through our website,
                                  www.naprodis.com.

     Retail -                     Mainly health food stores.



      During the periods presented the percent of our sales through each distribution channel were:

                                       Year Ended           Nine Months Ended

                                    August 31, 2009             May 31, 2010
                                    ---------------         -----------------

      Private Label Resellers              91%                        89%
      Bulk Distribution                     7%                         8%
      Internet                              1%                         2%
      Retail                                1%                         1%

      During the next twelve months we will attempt to sell our products to large health food store chains which have a regional or national presence. We also plan to manufacture and sell shampoo, conditioners and skin care products to beauty salons, which will resell the products under their own label.


Competition

     The business of developing and distributing nutritional and personal care products is highly competitive. Numerous manufacturers, distributors and retailers compete for consumers. We compete with these entities by emphasizing the underlying science, value and high quality of our products. However, many of our competitors are substantially larger than we are and have greater financial resources and broader name recognition. Our market is highly sensitive to the introduction of new products that may rapidly capture a significant share of those markets.

      The nutritional supplement market may not be as large as we think and expected growth in this market may not continue. Market data and projections are inherently uncertain and subject to change. In addition, underlying market conditions are subject to change based on economic conditions, consumer references and other factors that are beyond our control. A slow-down in sales of nutritional supplements could have a material adverse effect on our business, financial condition or results of operations.

     The nutritional supplement market is characterized by:

     o Large selections of essentially similar products that are difficult to differentiate,

     o    Retail consumer emphasis on value pricing,

     o    Constantly   changing   formulations  based  on  evolving   scientific
          research,

     o Low entry barriers resulting from low brand loyalty, rapid change, widely available manufacturing, low regulatory requirements and ready access to large distribution channels, and

     o A lack of uniform standards regarding product ingredient sources, potency, purity, absorption rate and form.

      We may not be able to effectively compete in this intensely competitive environment. In addition, nutritional and personal care products can be purchased in a wide variety of channels of distribution, including retail stores. Our products are relatively few compared to the wide variety of products offered by many of our competitors. As a result, our ability to remain competitive depends in part upon the successful introduction of new products and enhancements of existing products.


      Leading competitors in the nutritional and personal care product market include Herbalife International, Inc., Nature's Sunshine Products, Inc., Twinlab Corporation, Weider Nutrition, NBTY and Nu Skin International, Inc. We believe that sales of organic nutritional and personal care products in 2009 exceeded $1.65 billion. At the present time, we are an insignificant participant in this market.


Intellectual Property

      Our products are not protected by any patents or federal or state trademarks.

      However, we claim certain product names, and unregistered trademarks under common law. Common law trademark rights do not provide the same level of protection afforded by registration of a trademark. In addition, common law trademark rights are limited to the geographic area in which the trademark is actually used. We believe these trademarks, whether registered or claimed under common law, constitute valuable assets, adding to the recognition of our products. We therefore believe that these proprietary rights have been and will continue to be important in enabling us to compete.

      We also own certain trade secrets that we try to protect, primarily those pertaining to the formulas for some of our products. There can be no assurance that our trade secrets will not otherwise become known to or independently developed by competitors.

Research and Development


      During the past two years our research and development expenses have been less than $1,500.


      However, we believe that in order to be competitive we will need to commit to continuous product innovation and improvement through research. Our research efforts will combine in-house research, published research, and clinical studies and will involve the following:

        -     Investigation of the in vitro activity of new natural extracts,

        - Identification and research of combinations of nutrients that may be suitable for new products,

        - Analysis of the benefits of existing and newly identified nutritional supplements,

        - Improvement of existing products following new discoveries in nutrition, and

        -     Improvements to our manufacturing process.


Government Regulation

      The manufacturing, packaging, labeling, advertising, promoting, distributing, and the selling of our products are subject to regulation by numerous governmental agencies in the United States and other countries. In the United States, the FDA regulates our products under the Food, Drug, and Cosmetic Act ("FD&C") and regulations promulgated under the act. Our products are also subject to regulation by, among others, the Consumer Product Safety Commission, the US Department of Agriculture, and the Environmental Protection Agency. Advertising of our products is regulated by the Federal Trade Commission ("FTC") under the FTC Act. The manufacturing, labeling, and advertising of products are also regulated by various governmental agencies in each foreign country in which we distribute products.

      The majority of our products are regulated as dietary supplements under the FD&C. Dietary supplements are also regulated under the Dietary Supplement Health and Education Act of 1994 ("DSHEA").

      Under these regulations, a dietary supplement that contains a new dietary ingredient (defined as an ingredient not on the market before October 15, 1994) must have a history of use or other evidence of safety establishing that it is reasonably expected to be safe. The manufacturer must notify the FDA at least 75 days before marketing products containing new dietary ingredients and provide the FDA with the information upon which the manufacturer based its conclusion that the product has a reasonable expectation of safety.

      We believe that we currently manufacture our dietary supplement products according to the standards of the FDA's drug-level Good Manufacturing Practices. However, we may be required to expend additional capital and resources on manufacturing controls in the future in order if more stringent GMP's are adopted.

      Other products we market include cosmetics and products deemed to be over-the-counter ("OTC") drugs. In general, our cosmetic products currently are not subject to pre-market approval by the FDA. However, cosmetics are subject to regulation by the FDA under the FD&C adulteration and misbranding provisions. Cosmetics also are subject to specific labeling regulations, including warning statements if the safety of a cosmetic is not adequately substantiated or if the product may be hazardous, as well as ingredient statements and other packaging requirements under the Fair Packaging and Labeling Act. Cosmetics that meet the definition of a drug (i.e., that are intended to treat or prevent disease or affect the structure or function of the body), such as medicated shampoos, are regulated as drugs. OTC drug products may be marketed if they conform to the requirements of the OTC monograph that is applicable to that drug. Drug products not conforming to monograph requirements require an approved New Drug Application ("NDA") before marketing. Under these provisions, if the agency were to find that a product or ingredient of one of our OTC drug products is not generally recognized as safe and effective or does not include it in a final monograph applicable to one of our OTC drug products, we will have to reformulate or cease marketing that product until it is the subject of an approved NDA or until the time, if ever, that the monograph is amended to include the product. If the rule becomes final, we would have to stop marketing the product as currently formulated. Whether or not an OTC drug product conforms to a monograph or is subject to an approved NDA, the drug must comply with other requirements under the FD&C including GMP's, labeling, and the FD&C misbranding and adulteration provisions.

      Advertising of products is subject to regulation by the FTC under the FTC Act. The FTC Act prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. The FTC Act also provides that the dissemination of or causing to be disseminated any false advertisement pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Under the FTC's Substantiation Doctrine, an advertiser is required to have a "reasonable basis" for all objective product claims before the claims are made. Failure to adequately substantiate claims may be considered either deceptive or unfair practices. Pursuant to this FTC requirement, we are required to have adequate substantiation for all material advertising claims made for our products. Although we believe our product claims comply with the law, we may need to revise some product labeling at a future date.

      The FTC may enforce compliance with the law in a variety of ways, both administratively and judicially, using compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts, and such other relief as the agency deems necessary to protect the public. Violation of these orders could result in substantial financial or other penalties. We have not been the subject of any action by the FTC, but any action in the future by the FTC could materially adversely affect our ability to successfully market its products.

      In markets outside the United States, prior to commencing operations or marketing products, we may be required to obtain approvals, licenses, or certifications from a country's ministry of health or comparable agency. Approvals or licensing may be conditioned on reformulation of our products for the market or may be unavailable with respect to certain products or product ingredients. We must also comply with local product labeling and packaging regulations that vary from country to country.

      We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could include, however, requirements for the reformulation of certain products to meet new standards, the recall or discontinuation of certain products that cannot be reformulated, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling, and additional scientific substantiation. Any or all of these requirements could have a material adverse effect on our business, financial condition and results of operations.

Employees


      As of July 31, 2010 we had 13 full time employees and 14 part time employees.


Facilities


      Our offices and manufacturing facility are located at 13000 Danielson St., Suite K, 13250 Gregg St. Suite F, Poway, CA 92064 and consist of 12,000 2,000 square feet which we rent for approximately $12,000 per month. The lease on this space expires on February 2015. The space we currently occupy is expected to be adequate to meet our foreseeable future needs.


                                   MANAGEMENT

Name                  Age      Title
----                 ---       -----


Dr. Paul F. Petit    58       President, Principal Financial Officer, Principal
                                 Accounting Officer and a  Director
Jean-Philippe Petit  28       Vice President, Principal Operating Officer
Alain S. Petit       47       Vice President and IT Director
Kelley A. Thompson   43       Production Manager


      Dr. Paul Petit has served as our President, Chief Executive Officer and as a director since September 2000. Prior to his association with us, Dr. Petit was employed with S.A.R.L. NAPRODIS France. Dr. Petit is a Certified Chiropractic Sport Physician, a Phyto-aromatherapist, a Naturopath and a Psychologist. Dr. Petit was in private practice in France from

1978 to 1985, was Director of the "Centre Chiropractique de l'Anjou" in France from 1985 to 1994, and was an independent parapharmaceutical consultant from 1994 to 1997. Dr. Petit was Director of Technical Services and Research at Phybiosis between 1997 and 2000.Although Dr Petit received a degree in finance and accounting from the Institute of Technology in Angers, France, Dr. Petit has not had any practical experience in accounting and financial reporting during the past five years.

      Jean-Philippe Petit has been our Vice President and Chiel Operating Officer since 2008. He has an Engineering degree in Chemistry and has been providing the company with operational expertise.

      Alain S. Petit has been our Vice President and a director since 2000. Between 2000 and 2001 Mr. Petit provided consulting advice in the areas of computer networking, internet applications and information technology. Since 2002 Mr. Petit has been employed by Capital One Bank One in Richmond, Virginia in their computer information technology department.


      Kelley A. Thompson has been our production manager since May 2003.

      Dr. Petit may be considered a "promoter," as that term is defined in the rules and regulations of the Securities and Exchange Commission. Our directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our executive officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors.

      Dr. Paul Petit and Alain Petit are brothers. Dr. Paul Petit is the husband of Kelley Thompson.


      Jean-Philippe Petit is the son of Paul Petit. Jean-Philippe Petit devotes 100% of his time to our business.


      Dr. Petit and Ms. Thompson devote 100% of their time to our business. Alain Petit allocates approximately 10% of his time to our business.

Executive Compensation

      The following table sets forth in summary form the compensation received by our Chief Executive Officer. None of our officers have ever received in excess of $100,000 in compensation during any fiscal year.

                                                     Stock    Option    All Other
Name and Principal               Salary    Bonus     Awards    Awards   Compensation
   Position            Period      (1)      (2)        (3)      (4)         (5)          Total
------------------     ------    ------    -----     ------    ------   ------------     -----

Paul Petit,             2009     76,115      --        --        --         --           76,115
  President and         2008     33,000      --        --        --         --           33,000
  Chief Executive       2007     33,000      --        --        --         --           33,000
  Officer


      We do not have any consulting or employment agreements with any of our officers or directors. We may in the future compensate our officers for past services. However, we have not determined what amount may be paid in this respect and none of the proceeds from this offering will be used to pay our officers for compensation which is accrued but unpaid as of the date of this prospectus. As of the date of this prospectus, the Company had no immediate plans to pay compensation for past services.


      Our board of directors may increase the compensation paid to our officers depending upon a variety of factors, including the results of our future operations.


      The following table shows the amount which we expect to pay to our executive officers during the twelve months ending August 31, 2011 and the amount of time these officers expect to devote to our business.

                                                      Percentage of Time
                                 Projected              to be Devoted
      Name                    Compensation            to Our Operations


      Paul Petit                 95,000                      100%
      Jean-Philippe Petit        60,000                      100%
      Alain Petit                     0                       10%
      Kelley Thompson            60,000                      100%


      Stock Options. We have not granted any stock options a of the date of this prospectus. In the future, we may grant stock options to our officers, directors, employees or consultants.

      Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

      Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

     Compensation of Directors. Our directors do not receive any compensation pursuant to any standard arrangement for their services as directors. Although our bylaws permit us to pay our directors for attending meetings, we do not compensate our directors for attending meetings.

Transactions with Related Parties and Recent Sales of Securities

      In June 1999 we issued 1,200,000 restricted shares of common stock to Paul Petit and 1,800,000 restricted shares of common stock to S.A.R.L. Naprodis for services in organizing the Company. The services were valued at $100 in the case of Dr. Petit and $150 in the case of S.A.R.L. Naprodis.

      Between August and December 2003 we sold 1,150,000 shares of common stock in a private offering at a price of $0.10 per share. By means of this prospectus the purchasers of these shares are offering their shares for sale to the public. See "Selling Shareholders" for more information.

      Many of our products are sold under the brand name "Phybiosis." Phybiosis is the name of a partnership that between 1991 and 2000 sold nutritional and personal care products similar to those which we sell. After Phybiosis discontinued sales in 2000 Phybiosis had inventory of raw materials on hand which we purchase from time-to-time as the need arises. Purchases from Phybosis during periods indicated were:


            Nine months ended May 31, 2010:         $11,172

            Year ended August 31, 2009:             $ 5,122

            Year ended August 31, 2008:             $ 7,636

            Year ended August 31, 2007:             $12,909



      Paul Petit and Alain Petit, two of our officers and directors, are the partners of Phybiosis.

      S.A.R.L. Naprodis is a French corporation which owns 43% of our outstanding shares. S.A.R.L. Naprodis supplies us with the essential oils, clay and salt which we use in the manufacture of our products.

      Purchases from S.A.R.L. Naprodis during periods indicated were:


            Nine months ended May 31, 2010:         $ 10,129

            Year ended August 31, 2009:             $  8,756

            Year ended August 31, 2008:             $ 15,596

            Year ended August 31, 2007:             $ 33,821



      Alain Petit owns 40% of S.A.R.L. Naprodis. The remaining 60% of S.A.R.L. Naprodis is owned by persons who are not affiliated with us.

     We purchase raw materials from Phybiosis and S.A.R.L. Naprodis at their cost. We pay the shipping charges for any raw materials purchased from S.A.R.L. Naprodis.

S.A.R.L. NAPRODIS has not purchased any products from us during the past three years.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of our common stock as of the date of this prospectus, by each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

                                          Shares
Name and Address of                     Beneficially           Percent of
Beneficial Owner                           Owned                Class
------------------                      ------------           ----------

Paul Petit                               1,200,000                 29%
13417 Orange Blossom Lane
Poway, CA 92064

Alain S. Petit                                  -- (1)              --
5409 Bennett Lane
Glen Allen, VA 23059

Kelly A. Thompson                               --                  --
13417 Orange Blossom Lane
Poway, CA 92064


S.A.R.L. Naprodis                        1,800,000 (1)             43%
Le Haut Marais
49370 St. Clement de la Place France

*All Executive Officers and
   Directors as a group (3 persons)      3,000,000                 72%

(1) S.A.R.L. Naprodis is a French corporation. Alain S. Petit owns 40% of S.A.R.L. Naprodis. The remaining 60% of S.A.R.L. Naprodis is owned by persons who are not affiliated with us.

                              OFFERING BY NAPRODIS


      By means of this prospectus we are offering to the public up to 3,500,000 shares of our common stock at a price of $0.15 per share. We arbitrarily determined the $0.15 offering price and this price does not bear any relationship to our assets, book value or any other generally accepted criteria of value for investment.


      We will offer the shares through our officers, Paul Petit and Alain Petit, on a "best efforts" basis. Paul Petit and Alain Petit are not registered with the Securities and Exchange Commission as brokers or dealers. Paul Petit and Alain Petit are not required to be registered as brokers or dealers since neither Paul Petit or Alain Petit are engaged in the business of buying or selling securities for others.

      In addition, Paul Petit and Alain Petit will be relying on the exemption provided by Rule 3a4-1 of the Securities and Exchange Commission with respect to their participation in this offering. Rule 3a4-1 provides, in part, that an officer of an issuer of securities will not be deemed to be a broker solely by reason of his participation in the sale of the securities of the issuer if the officer:

      (1) Is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, at the time of his participation;

      (2) Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

      (3) Is not at the time of his participation an associated person of a broker or dealer;

      (4) The officer primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

      (5) The officer was not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and

      (6) The officer does not participate in selling an offering of securities for any issuer more than once every twelve months.

      Paul Petit and Alain Petit meet the requirements of Rule 3a4-1 since neither Paul Petit nor Alain Petit:

        o Are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934;

        o Will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the sale of our common stock; and

        o   Are an associated person of a broker or dealer.

     In addition, both Paul Petit and Alain Petit:

        o Perform, and will perform at the end of the offering, substantial duties for or on behalf of us otherwise than in connection with the offering;

        o Have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and

        o Have not participated in selling an offering of securities for any issuer during the past twelve months.


      We will not employ any brokers or sales agents to sell these shares and we will not compensate any officer or third party for their participation in this offering. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any such shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to us. We plan to end the offering on December 31, 2010. However, we may at our discretion end the offering sooner or extend the offering to January 31, 2011.


      We have the right to refuse to accept subscriptions from any person for any reason whatsoever. No subscription shall be deemed to be binding upon us until accepted in writing by our President.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The selling shareholders acquired their shares from us in a private offering at a price of $0.10 share.

      We will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. We will pay all costs of registering the shares offered by the selling shareholders, estimated to be $5,000. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                           Shares to           Share
                                            Be Sold          Ownership
                            Shares          in this            After
     Name                   Owned           Offering          Offering

     Trevor Haywood        250,000          250,000              --
     Alan A. Ligi          250,000          250,000              --
     Socorro Austria       100,000          100,000              --
     Archie Pavek          250,000          250,000              --
     Kraig M. Butrum       100,000          100,000              --
     Dr. Gary Chin         100,000          100,000              --
     Dr. Stanley C. Lee    100,000          100,000              --

Manner of Sale


      If and when our common stock becomes quoted on the OTC Bulletin Board the shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:


        o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

        o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

        o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      If any selling shareholder enters into an agreement to sell his shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES


      Our authorized capital consists of 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of July 31, 2010, we had 4,150,000 outstanding shares of common stock. We have not issued any shares of preferred stock and we do not have any plans to issue any shares of preferred stock.


Common Stock

      All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each shareholder is entitled to receive a proportionate share of the assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of the preferred stock. All shares of our common stock issued and outstanding are fully-paid and non-assessable. The shares offered by this prospectus, when issued, will be fully-paid and non-assessable.

      Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the Board of Directors out of funds legally available for dividends. This is after requirements with respect to preferential dividends on, and other matters relating to, the preferred stock, if any, have been met. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

Preferred Stock

      Shares of preferred stock may be issued from time to time in one or more series as may be determined by our directors. Our directors have the authority to establish the voting powers, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to our shareholders generally, and would have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus we had not issued any shares of preferred stock.

Transfer Agent


      As of July 31, 2010 we did not have a transfer agent for our common stock.


                                LEGAL PROCEEDINGS

      We know of no legal proceedings to which we are a party or to which any of our property is the subject that are pending, threatened or contemplated.

                                     EXPERTS


      Our balance sheet as of August 31, 2009, and the statements of operations, stockholders' equity, and cash flows for the two years ended August 31, 2009, have been included in this prospectus in reliance on the report of John Kinross-Kennedy, an independent registered public accountant given on the authority of Mr. Kinross-Kennedy as an expert in accounting and auditing.


                                 INDEMNIFICATION

      Pursuant to Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, we have been informed that in the opinion of the U.S. Securities and Exchange Commission the indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                                 NAPRODIS, INC.

                          AUDITED FINANCIAL STATEMENTS

                               For the year ended
                                 August 31, 2009





                          John Kinross-Kennedy, C.P.A.
                              17848 Skypark Circle
                              Irvine, CA 92614-6401
                        (949) 955-2522. Fax (949)724-5087
                              jkinross@zamucen.com

                  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                            John Kinross-Kennedy, CPA
                              17848 Skypark Circle
                              Irvine, CA 92614-6401
                        (949) 955-2522. Fax (949)724-3817
                              jkinross@zamucen.com

                                     Member:
                           American Institute of CPAs
                           California Society of CPAs

To:  The Board of Directors and Shareholders

Naprodis, Inc.
13250 Gregg Street, Suite F
Poway, California  92064

I have audited the accompanying balance sheet of Naprodis, Inc. as of August 31, 2009 and 2008 and the related statements of income, shareholders' equity and cash flows for the years ended August 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), (PCAOB). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Naprodis, Inc. as of August 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended August 31, 2009 and 2008 in conformity with United States generally accepted accounting principles.


                                    /s/

                                    John Kinross-Kennedy
                                    Certified Public Accountant
Irvine, California
May 19, 2010

                                 NAPRODIS, INC.
                                  BALANCE SHEET
                                as at August 31,

   ASSETS                                       2009             2008
                                                ----             ----

    Current Assets
        Cash and cash equivalents               9,434                 -
                                             --------        ----------

        Accounts Receivable                    87,200           109,772
        Inventory                             112,822           124,978
        Prepaid Expenses                        6,010             3,870
                                             --------        ----------
                                              215,466           238,620

    Property and equipment,
      net of accumulated depreciation          21,568            19,909
    Other Assets
    Deposits                                    5,164             5,164
                                             --------        ----------
                                            $ 242,198           263,693
                                           ==========        ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current Liabilities
        Bank overdraft                      $      --        $    5,182
        Accounts Payable and accrued
           expenses                            51,058            24,748
        Accrued payroll and payroll taxes      10,932            74,067
        Accrued Interest                       12,550            11,012
        Payables to related party              62,198            46,443
        Note payable to related party          32,469            38,469
                                             --------        ----------

                                              169,207          199,921
                                             --------        ----------
    Stockholders' Equity
      Preferred stock, $0.001 par value,
        10,000,000 shares authorized, 0 shares issued
      Common Stock, $0.001 par value, authorized
        60,000,000;  issued and outstanding
        4,150,000 as at August 31, 2009 and

        4,150,000 as at August 31, 2008          4,150             4,150

      Additional paid-in capital               111,100           111,100

      Accumulated Deficit                      (42,259)          (51,478)
                                              ---------         --------

                                                72,991            63,772
                                              ---------         --------

                                             $ 242,198         $ 263,693
                                             =========         =========


    The accompanying notes are an integral part of these financial statements

                                 NAPRODIS, INC.
                                INCOME STATEMENT
                               For the years ended
                                   August 31,


                                                         2009            2008
                                                   -------------  -------------

       Revenues                                   $     784,442   $    647,926
       Cost of Sales                                    138,564         73,726
                                                      ---------      ----------
       Gross Profit                                     645,878        574,200
                                                      ---------        --------
       Expenses

          Occupancy Costs                                63,978         66,815
          Salaries and wages                            314,682        142,592
          Freight                                        71,251         52,448
          Legal and professional fees                    10,387         31,075
          Other general and administrative expenses     174,823        106,907
                                                     ----------     -----------

       Total general and administrative expenses        635,121        399,837
                                                     ----------     -----------

       Net Income before other income and expenses       10,757        174,363

          Interest expense                                1,538          1,942
                                                    -----------     -----------

       Net Income                                         9,219        172,421
                                                    ===========     ===========
       Basic and Dilutive earnings per share        $         -     $     0.04
                                                    ===========     ==========

       Weighted average number
       of shares outstanding                          4,150,000      4,150,000
                                                     ==========     ==========







    The accompanying notes are an integral part of these financial statements

                                 NAPRODIS, INC.
                             STATEMENT OF CASH FLOWS
                         For the years ended August 31,


                                                        2009            2008
                                                    -------------  ------------
   Cash Flows from Operating Activities
     Net Income after taxes                             9,219          172,421
     Adjustments to reconcile net loss to net cash
       used by operations
         Depreciation                                  11,616            4,599
         Accounts Receivable                           22,572          (72,548)
         Accounts Payable and accrued expenses         26,310             (140)
         Accrued payroll and payroll taxes           (63,135)          (41,655)
         Accrued Interest                               1,538            11,012
         Inventory                                     12,156          (53,598)
         Prepaid expenses                             (2,140)           (3,258)
                                                    ---------      ------------

         Net Cash provided by
            Operating Activities                     1  8,136           16,833
                                                    ---------      ------------

   Cash Flows from Investing Activities
     Purchase of Property and Equipment              (13,275)           (8,827)
                                                    --------       ------------

       Net Cash (used by) Investing Activities        13,275)           (8,827)
                                                    --------       ------------

   Cash Flows from Financing Activities

     Bank overdraft                                   (5,182)            5,182
     Proceeds of loan from  related party             15,755             5,951
     Repayment of note  to related party              (6,000)          (26,219)
                                                    --------       ------------


         Net Cash (used by) Financing Activities       4,573           (15,086)
                                                    --------       -----------

   Net increase (decrease)  in cash                    9,434            (7,080)
   Cash and cash equivalents, beginning of period          -             7,080
                                                    --------       -----------
   Cash and cash equivalents, end of period       $    9,434        $        -
                                                    ========       ===========
   Supplemental disclosure of cash flow information

       Income taxes paid                          $        -        $        -
                                                    ========       ===========
       Interest paid                              $        -        $        -
                                                    ========       ===========





    The accompanying notes are an integral part of these financial statements

                                 NAPRODIS, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                For the period August 31, 2005 to August 31, 2009

                                                              Additional                  Stockholders'
                                            Common Stock       Paid-in     Accumulated   Equity (Deficit)
                                         Shares       Amount   Capital       Deficit          Total
                                        --------      ------   --------   -------------  ----------------

 Balances, August 31, 2005             4,150,000     $ 4,150   $ 111,100    $ (76,806)    $   38,444

  Net loss for the year ended
    August 31, 2006                    _________     _______    ________      (73,705)       (73,705)

 Balances, August 31, 2006             4,150,000     $ 4,150   $ 111,100   $ (150,511)    $  (35,261)

  Net loss for the year ended
    August 31, 2007                    _________     _______    ________      (73,388)       (73,388)
                                                                            ------------    -----------
 Balances at August 31, 2007           4,150,000     $ 4,150   $ 111,100   $ (223,899)    $ (108,649)

  Net income for the year ended
    August 31, 2008                    _________     _______    ________       172,421        172,421
                                                                            ------------    -----------
 Balances at August 31, 2008           4,150,000     $ 4,150   $ 111,100   $  (51,478)    $    63,772

  Net income for the year ended
    August 31, 2009                    _________     _______    ________         9,219          9,219
                                                                            ------------    -----------
 Balances at August 31, 2009           4,150,000     $ 4,150   $ 111,100   $  (42,259)    $    72,991
                                       =========     =======   =========   ============   ============









    The accompanying notes are an integral part of these financial statements

                                 NAPRODISC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2009


NOTE 1- NATURE OF BUSINESS AND SUMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Naprodis, Inc. (the "Company") was incorporated in the state of Nevada on June 4, 1999. The Company is a pharmaceutical manufacturer, supplying natural raw materials and natural health care products to the health supplement and beauty product industry. The Company also markets its own line of beauty products from its offices and laboratory in Poway, California.

REVENUE RECOGNITION

Revenue is recognized when there is persuasive evidence of an arrangement, shipment has occurred, price has been fixed or is determinable, and collectible can be reasonably assured. Revenue from wholesale customers is recognized at the time title passes and risk of loss is transferred to the customer, i.e. FOB "freight on board". Discounts are based on trade terms. E-commerce revenue is recognized upon receipt of payment and shipment to the customer. The Company accounts for sales taxes by excluding such taxes from revenue and cost of revenue.

SHIPPING AND HANDLING COSTS

Shipping and handling charges billed to customers are included in general revenue. Costs associated with shipping goods to customers that are not billed are reflected as Selling Costs.

COST OF GOODS SOLD

Cost of Goods Sold includes the expenses incurred to acquire and produce inventory for sale, including product costs, freight in and import costs, as well as changes in reserves for inventory shrinkage and obsolescence.

INVENTORIES

Inventory is recorded as lower of cost (first in, first out) or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net value. Inventory at August 31, 2009 and 2008 consists of raw materials, work in process, and finished goods as follows:

                                            2009         2008

            Raw materials                $ 111,680    $ 122,777
            Work in process                    202          648
            Finished goods                   1,000        1,553
                                      ------------    ---------

            Total inventory              $ 112,882    $ 124,978
                                         =========    =========

DEPOSITS

Deposits represent amounts paid under the Company's office space lease.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets and deferred taxes.

The financial statements presented include all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the period presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

CONCENTRATION OF CREDIT RISK

Cash and cash equivalents: The Company maintains its cash deposits in one bank account, which at times may exceed federally insured limits.

Revenues and Accounts Receivable: For the years ended August 31, 2009 and 2008, the Company had one customer whose sales amounted to approximately 85% of total revenue. Of total accounts receivable at August 31, 2009, approximately 96% (98% in 2008) was due from this customer.

Product Purchases and Accounts Payable: The Company purchases approximately 42% of its products from two companies that are related parties (See Note 5).

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts on accounts receivable is changed to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of August 31, 2009, there was no allowance for doubtful accounts recorded, as all of the Company's receivables were considered collectible.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method with useful lives used in computing depreciation ranging from 5 to 7 years. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

LONG-LIVED ASSETS


The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicates that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying values and fair value or disposable value. As of August 31, 2009, the Company did not deem any of its long-term assets to be impaired.


BASIC AND DILUTED INCOME (LOSS) PER SHARE

In accordance with SFAS no. 128, "Earnings Per Share," basic income ( loss) per common share in computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income ( loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of August 31, 2009, the Company did not have outstanding convertible instruments.

PROVISION FOR INCOME TAXES

The Company accounts for income taxes under SFAS No 109, "Accounting for Income Taxes". Under the asset and liability method of SFAS No 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments." SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amounts of the Company's financial instruments as of August 31, 2009 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts payable and accrued expenses. The fair value of related party payables is not determinable.

NOTE 2 -   PROPERTY AND EQUIPMENT

     A summary as of August 31, 2009 and 2008 is as follows:

                                                      2009          2008
                                                      ----          ----

           Machinery and Equipment                  $ 40,936       $ 27,662
           Automobile                                  6,800          6,800
           Furniture and Fixtures                        454            454
                                                    --------      ---------

                                                      48,190         34,916
              Less accumulated depreciation          (26,622)       (15,007)
                                                   ---------      ---------

                 Property and equipment, net        $ 21,568       $ 19,009
                                                    ========       ========

NOTE 3 -   OPERATING LEASES

 The Company leases office and warehouse space under a lease expiring January 31, 2010. The future minimum lease payments are as follows:

                  2010              $ 27,390
                                    ========

The Company also leases office equipment under a lease expiring February 27, 2010. The future minimum lease payments are as follows:

                  2010              $  2,198
                                    ========

NOTE 4 -   PROVISION FOR INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes are reported using the liabilities method.

Deferred tax assets are recognized for deductible temporary differences and for carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company generated a deferred tax credit through net operating loss carryforwards. As of August 31, 2009 the company had federal and state net operating loss carryforwards of approximately $ 108,000 that can be used to offset future federal income tax. The federal and state net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.
A valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain.

NOTE 5 -   LEGAL PROCEEDINGS

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

                                 NAPRODIS, INC.


                           INTERIM FINANCIAL STATMENTS

                                  MAY 31, 2010

10

                                 NAPRODIS, INC.
                                  BALANCE SHEET


                                                                  August 31,
   ASSETS                                     May 31, 2010          2009
                                             -------------      ---------------
                                             (Unaudited)
    Current Assets

        Cash and cash equivalents               $14,874           $   9,434
        Accounts Receivable                      69,628              87,200
        Inventory                               145,637             112,822
        Prepaid Expenses                          6,010               6,010
                                            -----------          ----------
                                                236,149             215,466
    Property and equipment,
      net of accumulated depreciation            12,855              21,568

    Other Assets
        Deposits                                  5,164               5,164
                                            -----------          ----------
                                              $ 254,168          $  242,198
                                            ===========        ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current Liabilities
        Accounts Payable and accrued expenses   63,387              51,058
        Accrued payroll and payroll taxes       11,469              10,932
        Accrued Interest                        13,710              12,550
        Payables to related party               62,198              62,198
        Note payable to related party           32,793              32,469
                                           -----------          ----------
                                               183,557             169,207
                                           -----------          ----------
Stockholders' Equity
  Preferred stock, $0.001 par value,
    10,000,000 shares authorized,
    0 shares issued
  Common Stock, $0.001 par value, 60,000,000
    authorized; issued and outstanding
    4,150,000 as at May 31, 2010 and
    4,150,000 as at August 31, 2009              4,150              4,150

      Additional paid-in capital               111,100            111,100
      Accumulated Deficit                      (44,639)           (42,259)
                                           -----------         ----------
                                                70,611              72,991
                                          ------------         ----------
                                           $   254,168          $ 242,198
                                           ===========         =========

    The accompanying notes are an integral part of these financial statements

                                 NAPRODIS, INC.
                                INCOME STATEMENT
                            For the nine months ended
                                     May 31,
                                   (Unaudited)

                                                      2010             2009
                                                    ---------        --------

    Revenues                                       $  636,277      $  590,965
    Cost of Sales                                      40,704          65,131
                                                    ---------        --------
    Gross Profit                                      595,573         525,834
                                                    ---------        --------

    Expenses
      Occupancy Costs                                  49,082          50,799
      Salaries and wages                              316,208         226,530
      Freight                                          54,557          54,410
      Legal and professional fees                      10,387           4,238

      Other general and administrative expenses       167,719         122,073

                                                    ---------        --------

    Total general and administrative expenses         597,953        458,050
                                                    ---------        --------
    Net Income before other income
      and expenses                                    (2,380)          67,784

      Interest expense
                                                    ---------        --------
    Net Income                                        (2,380)          67,784
                                                    =========        ========

    Basic and Dilutive earnings per share              $    -        $   0.02
                                                    =========        ========
    Weighted average number
      of shares outstanding                         4,150,000       4,150,000
                                                    =========        ========





    The accompanying notes are an integral part of these financial statements

                                 NAPRODIS, INC.
                             STATEMENT OF CASH FLOWS
                               For the years ended
                                     May 31,
                                   (Unaudited)

                                                        2010          2009
                                                        ----          -----
 Cash Flows from Operating Activities
  Net Income after taxes                              (2,380)         9,219
 Adjustments to reconcile net loss to net cash
     used by operations
      Depreciation                                     8,713         11,616
      Accounts Receivable                             17,572         22,572
      Accounts Payable and accrued expenses           12,329         26,310
      Accrued payroll and payroll taxes                  537        (63,135)
      Accrued Interest                                 1,160          1,538
      Inventory                                      (32,815)        12,156
      Prepaid expenses                               _______         (2,140)
                                                                  ---------

       Net Cash provided by Operating Activities       5,116         18,136
                                                     -------      ---------
 Cash Flows from Investing Activities
     Purchase of Property and Equipment                    -        (13,275)
                                                     -------      ---------
     Net Cash (used by) Investing Activities               -        (13,275)
                                                     -------      ---------

 Cash Flows from Financing Activities
      Bank overdraft                                       -         (5,182)
      Proceeds of payable to related party                           15,755
      Repayment of note payable to related party         324         (6,000)
                                                     -------      ---------

       Net Cash (used by) Financing Activities           324          4,573
                                                     -------      ---------

 Net increase (decrease) in cash                       5,440          9,434
 Cash and cash equivalents, beginning of period        9,434              -
                                                     -------      ---------

 Cash and cash equivalents, end of period          $  14,874      $   9,434
                                                   =========      =========

 Supplemental disclosure of cash flow information
     Income taxes paid                             $       -      $       -
                                                   =========      =========
     Interest paid                                 $       -      $       -
                                                   =========      =========




    The accompanying notes are an integral part of these financial statements

                                 NAPRODIS, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 For the period August 31, 2005 to May 31, 2010
                                   (Unaudited)

                                                                 Additional                         Stockholders'
                                           Common Stock           Paid-in         Accumulated      Equity(Deficit)
                                       Shares       Amount        Capital           Deficit             Total

 Balances, August 31,
     2005                            4,150,000     $ 4,150        $ 111,100       $ (76,806)       $    38,444

  Net loss for the year ended
   August 31, 2006                                                                  (73,705)           (73,705)
                                    ----------     -------        ---------       ----------       -----------

 Balances, August 31,
     2006                            4,150,000     $ 4,150       $  111,100       $(150,511)       $   (35,261)

  Net loss for the year ended
    August 31, 2007                                                                 (73,388)          ( 73,388)
                                    ----------     -------        ---------       ----------       -----------

  Balances at August 31,
      2007                           4,150,000     $ 4,150       $  111,100       $(223,899)      $   (108,649)

 Net income for the year
   ended August 31, 2008                                                              172,421          172,421
                                    ----------     -------        ---------        ----------      -----------

  Balances at August 31,
      2008                           4,150,000     $ 4,150       $  111,100       $  (51,478)      $    63,772

  Net income for the year
    ended August 31, 2009                                                              9,219             9,219
                                    ----------     -------        ---------       -----------     ------------

  Balances at August 31,
      2009                           4,150,000     $ 4,150       $  111,100       $  (42,259)      $     72,991

 Net income for the 9 months
    ended May 31, 2010                                                                (2,380)           (2,380)
                                    ----------     -------        ---------       ------------    -------------

  Balances at May 31,
      2010                           4,150,000     $ 4,150       $  111,100       $  (44,639)      $     70,611
                                     =========     =======       ==========       ===========      ============




    The accompanying notes are an integral part of these financial statements

                                 NAPRODIS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2010


NOTE 1- BASIS OF PRESENTATION AND NATURE OF BUSINESS

The interim financial statements as of and for the nine months ended May 31, 2010 reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the period presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These interim financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's August 31, 2009 report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the nine month period ended May 31, 2010 are not necessarily indicative of results for the entire year ending August 31, 2010.

NATURE OF BUSINESS

Naprodis, Inc. (the "Company") was incorporated in the state of Nevada on June 4, 1999. The Company is a pharmaceutical manufacturer, supplying natural raw materials and natural health care products to the health supplement and beauty product industry. The Company also markets its own line of beauty products from its offices and laboratory in Poway, California.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue is recognized when there is persuasive evidence of an arrangement, shipment has occurred, price has been fixed or is determinable, and collectible can be reasonably assured. Revenue from wholesale customers is recognized at the time title passes and risk of loss is transferred to the customer, i.e. FOB "freight on board". Discounts are based on trade terms. E-commerce revenue is recognized upon receipt of payment and shipment to the customer. The Company accounts for sales taxes by excluding such taxes from revenue and cost of revenue.

SHIPPING AND HANDLING COSTS

Shipping and handling charges billed to customers are included in general revenue. Costs associated with shipping goods to customers that are not billed are reflected as Selling Costs.

COST OF GOODS SOLD

Cost of Goods Sold includes the expenses incurred to acquire and produce inventory for sale, including product costs, freight in and import costs, as well as changes in reserves for inventory shrinkage and obsolescence.

INVENTORIES

Inventory is recorded as lower of cost (first in, first out) or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net value. Inventory at May 31, 2010 and 2009 consists of raw materials, work in process, and finished goods as follows:

                                            2010        2009

      Raw materials                      $ 144,451    $122,777
      Work in process                          186         648
      Finished goods                         1,000       1,553
                                       -----------  ----------

         Total inventory                 $ 145,637   $ 124,978
                                         =========   =========


DEPOSITS

Deposits represent amounts paid under the Company's office space lease.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets and deferred taxes.

The financial statements presented include all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the period presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

CONCENTRATION OF CREDIT RISK

Cash and cash equivalents: The Company maintains its cash deposits in one bank account, which at times may exceed federally insured limits.

Revenues and Accounts Receivable: For the nine months ended May 31, 2010 and 2009, the Company had one customer whose sales amounted to approximately 85% of total revenue. Of total accounts receivable at May 31, 2010, approximately 96% (98% in 2008) was due from this customer.

Product Purchases and Accounts Payable: The Company purchases approximately 42% of its products from two companies that are related parties (See Note 5).

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts on accounts receivable is changed to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of August 31, 2009, there was no allowance for doubtful accounts recorded, as all of the Company's receivables were considered collectible.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method with useful lives used in computing depreciation ranging from 5 to 7 years. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

LONG-LIVED ASSETS

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicates that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying values and fair value or disposable value. As of May 31, 2010, the Company did not deem any of its long-term assets to be impaired.

BASIC AND DILUTED INCOME (LOSS) PER SHARE

In accordance with SFAS no. 128, "Earnings Per Share," basic income ( loss) per common share in computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income ( loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of May 31, 2010, the Company did not have outstanding convertible instruments.

PROVISION FOR INCOME TAXES

The Company accounts for income taxes under SFAS No 109, "Accounting for Income Taxes". Under the asset and liability method of SFAS No 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of
Financial  Instruments."   SFAS No. 107 requires  disclosure  of fair  value
information about financial instruments when it is practicable to estimate that value. The carrying amounts of the Company's financial instruments as of May 31, 2010 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts payable and accrued expenses. The fair value of related party payables is not determinable.


NOTE 3 -  RECENT ACCOUNTING PRONOUNCEMENTS

In May, 2009, the FASB issued SFAS No. 165, Subsequent Events, which established general accounting standards and disclosure for subsequent events. In accordance with SFAS No. 165, the Company has evaluated subsequent events through the date the financial statements were filed.

In June, 2009, the FASB issued SFAS No. 168 - The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162. SFAS 168 establishes the FASB Accounting Standards Codification as the single source of authoritative US generally accepted accounting principles recognized by the FASB to be applied to nongovernmental entities. SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 will not have an impact on the Company's financial position, results of operations or cash flows.


NOTE 4 - PROPERTY AND EQUIPMENT

     A summary as of May 31, 2010 and 2009 is as follows:

                                                 2009       2008

         Machinery and Equipment              $ 40,936     $40,936
         Automobile                              6,800       6,800
         Furniture and Fixtures                    454         454
                                              --------   ---------
                                                48,190      48,190
         Less accumulated depreciation         (35,335)   ( 26,622)
                                             ---------   ---------

         Property and equipment, net          $ 12,855    $ 21,568
                                              ========    ========


NOTE 5 - PROVISION FOR INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes are reported using the liabilities method.

Deferred tax assets are recognized for deductible temporary differences and for carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company generated a deferred tax credit through net operating loss carryforwards. As of May 31, 2010 the company had federal and state net operating loss carryforwards of approximately $ 108,000 that can be used to offset future federal income tax. The federal and state net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

A valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain.


NOTE 6 - CAPITAL STUCTURE

There was no stock issued in the nine months ended May 31, 2010. As of May 31, 2010 the Company was authorized to issue 10,000,000 shares of preferred stock, of which none was issued and outstanding, and was authorized to issue 60,000,000 shares of common stock, of which 4,150,000 was issued and outstanding.


NOTE 7 - LEGAL PROCEEDINGS

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

                                TABLE OF CONTENTS
                                                                           Page
PROSPECTUS SUMMARY ..................................................
FORWARD LOOKING STATEMENTS ..........................................
RISK FACTORS ........................................................
DILUTION AND COMPARATIVE SHARE DATA..................................
USE OF PROCEEDS .....................................................
MARKET FOR COMMON STOCK .............................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION ..........................................
BUSINESS.............................................................
MANAGEMENT ..........................................................
PRINCIPAL SHAREHOLDERS...............................................
OFFERING BY NAPRODIS ................................................
SELLING SHAREHOLDERS.................................................
DESCRIPTION OF SECURITIES............................................
LEGAL PROCEEDINGS....................................................
EXPERTS .............................................................
INDEMNIFICATION .....................................................
AVAILABLE INFORMATION................................................
FINANCIAL STATEMENTS.................................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Naprodis. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.


      Until _______, 2010 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered. No expenses will be charged to the selling stockholders.

         SEC Filing Fee                                      $       41
         Blue Sky Fees and Expenses                               1,000
         Printing and Engraving Expenses                            500
         Legal Fees and Expenses                                 25,000
         Accounting Fees and Expenses                            36,000
                                                               --------
                  TOTAL                                         $62,541
                                                                =======

         All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

     Section 78.751 of the Nevada Revised Statutes and Article VIII of the Company's bylaws provide that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 15. Recent Sales of Unregistered Securities.


     With the exception of the forgoing, the Company had not sold any unregistered securities since December 2003.


Item 16. Exhibits

The following Exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name

3.1      Articles of Incorporation, as amended                   *

3.2      Bylaws                                                  *

23.1     Consent of Attorneys                                    *

23.1     Consent of Accountants

*        Filed with original registration statement

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser bye means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Poway, State of California on the __ of July, 2010.


                                     NAPRODIS, INC.


Date: July 30, 2010               By: /s/  Paul Petit
                                     -------------------------------
                                     Paul Petit, Chief Executive Officer,
                                     Principal Financial Officer and Principal
                                     Accounting Officer



         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date



 /s/  Paul Petit                     Director               July 30, 2010
------------------------
Paul Petit


/s/ Alain S. Petit                   Director               July 30, 2010
--------------------------
Alain S. Petit

                                 NAPRODIS, INC.


                                    FORM S-1



                                    EXHIBITS